CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐2 of our report dated August 29, 2022, relating to the financial statements and financial highlights of RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. for the years ended June 30, 2022 and prior.

COHEN & COMPANY, LTD.

Cleveland, Ohio

October 15, 2024

C O H E N & C OM P A N Y , L T D.
800.229.1099 | 866.818.4538 fax | cohencpa.com
Registered with the Public Company Accounting Oversight Board